SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT


                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 17, 2003



                                MORGAN STANLEY
            (Exact name of registrant as specified in its charter)



                                   Delaware
                (State or other jurisdiction of incorporation)


               1-11758                                  36-3145972
       (Commission File Number)              (IRS Employer Identification No.)


            1585 Broadway
          New York, New York                               10036
(Address of principal executive offices)                 (Zip Code)

                                (212) 761-4000
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)

Item 5. Other Events

     On November 17, 2003, Morgan Stanley DW Inc. (the "Company"), a subsidiary of Morgan Stanley, consented, without admitting or denying the findings, to the entry of an order ("Order") by the Securities and Exchange Commission ("SEC") that resolves the SEC's investigation into certain practices relating to the Company's offer and sale of shares of certain registered investment companies ("mutual funds") from January 1, 2000 to the present. The practices that are the subject of the Order relate to (i) disclosures in connection with the marketing arrangements between the Company and certain mutual fund complexes and (ii) disclosures in connection with the offer and sale of Class B shares of certain Morgan Stanley proprietary mutual funds in connection with sales of $100,000 or more of such shares in a single transaction. Pursuant to the Order, the Company: (i) is censured; (ii) shall cease and desist from committing or causing any violation or future violation of Section 17(a)(2) of the Securities Act of 1933 and Rule 10b-10 under the Securities Exchange Act of 1934; and (iii) shall distribute for the benefit of certain customers who purchased shares of mutual funds through the Company pursuant to the marketing arrangements that are the subject of the Order the amount of $50 million, consisting of disgorgement plus prejudgment interest of $25 million and a civil penalty of $25 million. Pursuant to the Order, the Company also made certain undertakings, including (a) placing on the Company's website disclosures relating to certain marketing programs pursuant to which it offered and sold certain mutual funds; (b) preparing a Mutual Fund Bill of Rights that discloses, among other things, the differences in fees and expenses associated with the purchase of different classes of mutual fund shares; (c) preparing a plan by which certain customers' Class B shares can be converted to Class A shares; (d) retaining an independent consultant to review, among other things, the relevant marketing programs' compliance with Rule 2830(k) of the National Association of Securities Dealers (the "NASD"), the adequacy of the Company's disclosures with respect to such programs and other matters in connection with the Company's offer and sale of shares of mutual funds and compliance with the Order; and (e) adopting the recommendations of the independent consultant. The number of purchasers of Class B shares during this period (January 1, 2000 to the present) who will be eligible to convert their shares is approximately 8,000. The ultimate financial impact on the Company of these conversions will depend on many variables, including the number of eligible purchasers who elect to convert to Class A shares (which involve different fees) and the terms of the conversion (which shall not be unacceptable to the independent consultant).

     The Company also announced that, contemporaneous with this settlement with the SEC, the NASD filed a complaint alleging that the Company had violated NASD Rule 2830(k) and that the NASD action was settled simultaneously with the settlement of the SEC proceeding. The Company consented to the imposition of a censure by the NASD in connection with the NASD settlement but no additional monetary sanctions were imposed. The $50 million monetary sanction in the related SEC proceeding includes the monetary sanction that would have otherwise been imposed by the NASD.

                                    * * * *

     The information above may contain forward-looking statements. These statements reflect management's beliefs and expectations, and are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Certain Factors Affecting Results of Operations" in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Competition" and "Regulation" in Part I, Item 1 in the Company's 2002 Annual Report on Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operation" in the Company's Quarterly Reports on Form 10-Q for fiscal 2003.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MORGAN STANLEY


                                    By: /s/  Martin M. Cohen
                                       ---------------------------------
                                       Name:  Martin M. Cohen
                                       Title: Assistant Secretary and Counsel



Date:  November 17, 2003